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                                                                    EXHIBIT 10.6


                                 March 26, 1997


This agreement is made by and between Clifford Johnston and John Douthwaite this 26 day of March, 1997.

     Whereas John Douthwaite has a judgment against PAN Environmental and Jerry Cornwell; and

     Whereas John Douthwaite has the right to enforce said judgment to the fullest extent permitted by law;

     Now therefore, in consideration of the mutual promises and benefits by and between the parties hereto, it is agreed as follows:

     1. Clifford Johnston shall execute the attached Promissory Note in favor of John Douthwaite;

     2. John Douthwaite shall execute the attached March 17, 1997 stock agreement;

     3. John Douthwaite agrees not to seek enforcement of his judgment against Jerry Cornwell provided that he receives a minimum of $9,000 on or before September 26, 1997. In the event that $9,000 is not paid to John Douthwaite by September 26, 1997, he may enforce his judgments against Jerry Cornwell and PAN Environmental and may seek collection on the attached Promissory Note. In the event that John Douthwaite receives $9,000 on or before September 26, 1997, Douthwaite will assign to Clifford Johnston all Douthwaites rights reflected in the March 17, 1997 letter agreement attached.

     4. In the event that PAN shares are traded on or before September 26, 1997, John Douthwaite, at his sole discretion, shall be entitled to receive the greater of: the share values under the schemes set forth in the March 17, 1997 letter agreement, attached; the judgments against PAN and Jerry Cornwell; or the promissory note of Clifford Johnston. In no event shall John Douthwaite receive less than $9,000.00 from any of all of the foregoing documents.

/s/ CLIFFORD JOHNSTON                   /s/ JOHN DOUTHWAITE
-----------------------------           ------------------------------
Clifford Johnston                       John Douthwaite


/s/ JERRY CORNWELL                      /s/ ANN MILLER
-----------------------------           ------------------------------
Jerry Cornwell                          Ann Miller

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                                       PAN Environmental Corporation
                                       6912 - 220th Street SW, Suite 102
                                       Mountlake Terrace, WA 98043

                                       Tel: (206) 774-1433 * Fax: (206) 774-0640

March 17, 1997


J. Gary Nece
705 Second Avenue
Suite 705
Seattle, WA 98104


Re: John Douthwaite dba Marketart

Dear Gary:

Regarding subject account, PAN Environmental Corporation (PAN) is prepared to offer the following settlement:

     130,000 shares at $.10 per share = $13,000 of value subject to the below one year option agreement.

In the past, PAN shares have traded as high as $9.00 per share. As an incentive to getting your client paid, TCKTS, L.L.C., a Washington L.L.C. owned by Jerry Cornwell and Clifford M. Johnston, will agree to sign an option agreement to buy the PAN stock from you for $.11 per share if paid within 90 days; $.175 per share if paid within 180 days; $.25 per share if paid within 270 days; and $.325 per share if paid within 365 days, after which time your client gets to keep the stock.

I think you will agree that this is a very fair deal. Please review with your client, and if satisfactory, please have him sign below and return. I will then have Jerry Cornwell authorize the issuance of stock in satisfaction of the debt.


Sincerely,                             AGREED: /s/ JEFF DOUTHWAITE
                                               ---------------------------------
/s/ CLIFFORD M. JOHNSTON                           Jeff Douthwaite dba Marketart
------------------------
Clifford M. Johnston                   DATE:   3/26/97
Consultant                                     ---------------------------------
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                                PROMISSORY NOTE
                         (SHORT FROM WITH INSTALLMENT)

$9,000.00**                                                     March 26, 1997

For value received, Clifford Johnston promises to pay to John Douthwaite, or order, at 2819 Elliott Avenue, Ste 205 the sum of $9,000.00** DOLLARS, with interest thereon, at the rate of -8%- per cent per annum from date hereof; payable as follows:

$1,000 cash on or before 3/26/97 & 8,000 cash on or before September 26, 1997 ($____________) Dollars, or more at Maker's option, on or before the 26th day of September, 1997, and _______________________________________________________
($____________________) Dollars, or more at Maker's option, on or before the same day of each then succeeding calendar month until said note is paid in full. Maker further agrees to pay interest on the balance, and the diminishing amounts thereof, at the rate of -8%- per annum from which interest shall be deducted from each monthly installment and the balance applied in reduction of principal.

This Note is secured by N/A of even date.

     If any of said installments are not so paid, the whole sum of both principal and interest shall become due and payable at once without further notice, at the option of the holder hereof.

     This note shall bear interest at the rate of 12% per cent per annum, but not to exceed the statutory limits, after maturity or after failure to pay any installment as above specified, and if this note shall be placed in the hands of an attorney for collection, or if suit shall be brought to collect any of the principal or interest of this note I promise to pay a reasonable attorney's fee.

     Each maker of this note executes the same as a principal and not as a surety.



                                     /s/ CLIFFORD JOHNSTON
-----------------------------------  --------------------------------------
                                         Clifford Johnston
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